Exhibit 8.1

Great Plains Energy Incorporated

1200 Main Street

Kansas City, MO 64105

October 6, 2017

Ladies and Gentlemen:

We have acted as counsel to Great Plains Energy Incorporated, a Missouri corporation (“GPE”), in connection with the Amended and Restated Agreement and Plan of Merger dated as of July 9, 2017 (the “Merger Agreement”), by and among GPE, Westar Energy, Inc., a Kansas corporation (“Westar”), Monarch Energy Holding, Inc., a Missouri corporation and wholly-owned subsidiary of GPE (“Holdco”), King Energy Inc., a Kansas corporation and wholly-owned subsidiary of Holdco (“Merger Sub”) and, solely for purposes of Section 9.14 thereof, GP Star, Inc., a Kansas corporation and wholly-owned subsidiary of GPE, pursuant to which GPE will merge with and into Holdco, with Holdco surviving such merger (the “GPE Merger”), and Merger Sub will merge with and into Westar, with Westar surviving such merger as a wholly owned subsidiary of Holdco (the “Westar Merger”). The GPE Merger and the Westar Merger are described in the Registration Statement on Form S-4, which includes the Joint Proxy Statement/Prospectus, filed by Holdco with the Securities and Exchange Commission (as amended as of the date hereof, the “Registration Statement”).

In preparing our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the Merger Agreement, including the exhibits, schedules and other attachments thereto, (b) the Registration Statement, including the exhibits, schedules and other attachments thereto, and (c) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such documents. In making our examination of documents executed, or to be executed, we have assumed that the parties thereto had, or will have, the legal authority to enter into and to perform all obligations thereunder.

In rendering our opinion, we have assumed, with your permission, that (A) the GPE Merger will be consummated in the manner described in the Merger Agreement and the Registration Statement, (B) the Merger Agreement is the only agreement or understanding containing or comprising the substantive terms of the GPE Merger and the Westar Merger, (C) none of the terms or conditions contained in the Merger Agreement will be waived or modified, (D) the Merger Agreement and the Registration Statement accurately reflect the facts relating to the GPE Merger, (E) the parties to the Merger

Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, (F) all of the representations and warranties set forth in the Merger Agreement and the Registration Statement are true and accurate, and (G) there will be no change in applicable law between the date hereof and the effective time of the GPE Merger. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the Merger Agreement and the Registration Statement. For purposes of our opinion, we have not independently verified any of the facts, representations or covenants set forth in the Merger Agreement, the Registration Statement or any other document (other than verification as we have deemed necessary to fulfill our professional responsibilities as counsel).

We hereby confirm to you that the discussion set forth in the Registration Statement under the caption “The Proposed Mergers—Material U.S. Federal Income Tax Consequences of the Mergers” represents our opinion insofar as it sets forth the U.S. federal income tax consequences of the GPE Merger to the holders of GPE common stock, subject to the qualifications and assumptions set forth therein and herein.

The foregoing opinion is based on and limited to U.S. federal income tax matters (as further qualified herein), and we render no opinion with respect to the law of any other jurisdiction (including any state, local or foreign jurisdiction). Our opinion is expressed as of the date hereof, and we undertake no responsibility to advise you of any new developments in the application or interpretation of the relevant U.S. federal income tax laws.

No opinion is expressed as to any transaction other than the GPE Merger as described in the Merger Agreement and the Registration Statement. Furthermore, no opinion is expressed as to any matter whatsoever, including the GPE Merger, if, to the extent relevant to our opinion, either (i) any of the transactions described in the Merger Agreement is consummated other than in accordance with the terms of the Merger Agreement or is consummated subject to the waiver or breach of any provision thereof or (ii) any of the factual statements, representations, warranties or assumptions upon which we have relied, including those set forth in the Merger Agreement and the Registration Statement, is not true and accurate at all relevant times.

We are furnishing this opinion to you solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “The Proposed Mergers—Material U.S. Federal Income Tax Consequences of the Mergers” and “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Bracewell LLP

Bracewell LLP